STOCK PLEDGE AGREEMENT

This STOCK PLEDGE AGREEMENT (this “Agreement”), dated June 16, 2006, effective as of March 31, 2006, is entered into between United Heritage Corporation, a Utah corporation (“Pledgor”) and Sterling Bank (“Secured Party”), with reference to the following:

WHEREAS, Pledgor beneficially owns all the shares of common stock, as more fully described on Schedule “A” attached hereto, of the corporations (herein called the “Issuers,” whether one or more) identified under the column entitled “Issuer” Schedule “A” (the “Pledged Shares”);

WHEREAS, Pledgor, Lothian Oil Inc., Lothian Oil (USA) Inc., Lothian Oil Texas I, Inc. and UHC New Mexico Corporation, as “Borrowers,” and Secured Party, as “Lender,” entered into that certain Amended and Restated Credit Agreement dated of even date herewith (“Credit Agreement”).

WHEREAS, to induce Secured Party to grant the extensions of credit and other financial accommodations provided to Borrowers pursuant to the Credit Agreement, Pledgor desires to pledge, grant, transfer, and assign to Secured Party a security interest in the Collateral (as hereinafter defined) as security for the Obligations (as hereinafter defined); and

WHEREAS, Pledgor will benefit directly and indirectly from extensions of credit as a Borrower under the Credit Agreement.

NOW, THEREFORE, in consideration of the mutual promises, covenants, representations, and warranties set forth herein and for other good and valuable consideration, the parties hereto agree as follows:

1. Definitions and Construction.

(a) Definitions. As used in this Agreement:

“Agreement” shall mean this Stock Pledge Agreement.

“Bankruptcy Code” shall mean The Bankruptcy Reform Act of 1978 (11 U.S.C. §§ 10l-1330), as amended or supplemented from time to time, and any successor statute, and all of the rules issued or promulgated in connection therewith.

“Borrowers” shall have the meaning ascribed thereto in the second recital of this Agreement.

“Business Day” shall have the meaning ascribed thereto in the Credit Agreement.

“Collateral” shall mean the Pledged Shares, the Future Rights, and the Proceeds, collectively.

“Credit Agreement” shall have the meaning ascribed thereto in the second recital of this Agreement.

“Event of Default” shall have the meaning ascribed thereto in the Credit Agreement.

“Future Rights” shall mean Pledgor’s interest in: (a) all shares of, all securities convertible or exchangeable into, and all warrants, options or other rights to purchase shares of stock of any Issuer (other than the Pledged Shares), and (b) the certificates or instruments representing such additional shares, convertible or exchangeable securities, warrants, and other rights and all dividends, cash, options, warrants, rights, instruments, and other property or proceeds from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of such shares.

“Holder” and “Holders” shall have the meanings ascribed thereto in Section 3 of this Agreement.

“Loan Documents” shall have the meaning ascribed thereto in the Credit Agreement.

“Obligations” shall mean the “Obligations” as that term is defined in the Credit Agreement.

“Person” shall have the meaning ascribed thereto in the Credit Agreement.

“Pledgor” shall have the meaning ascribed thereto in the preamble to this Agreement.

“Pledged Shares” shall have the meaning ascribed thereto in the first recital of this Agreement.

“Proceeds” shall mean all proceeds (including proceeds of proceeds) of the Pledged Shares and Future Rights including all: (a) rights, benefits, distributions, premiums, profits, dividends, interest, cash, instruments, documents of title, accounts, contract rights, inventory, equipment, general intangibles, deposit accounts, chattel paper, and other property from time to time received, receivable, or otherwise distributed in respect of or in exchange for, or as a replacement of or a substitution for, any of the Pledged Shares, Future Rights, or proceeds thereof (including any cash, stock, or other securities or instruments) issued after any recapitalization, readjustment, reclassification, merger or consolidation with respect to any Issuer; (b) proceeds of any insurance, indemnity, warranty, or guaranty (including guaranties of delivery) payable from time to time with respect to any of the Pledged Shares, Future Rights, or proceeds thereof; (c) payments (in any form whatsoever) made or due and payable to Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Pledged Shares, Future Rights, or proceeds thereof; and (d) other amounts from time to time paid or payable under or in connection with any of the Pledged Shares, Future Rights, or proceeds thereof.

“Secured Party” shall have the meaning ascribed thereto in the preamble to this Agreement.

“Securities Act” shall have the meaning ascribed thereto in Section 9(b) of this Agreement.

“Security Interest” shall mean any lien, mortgage, pledge, assignment (including any assignment of rights to receive payments of money), security interest, charge, or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, or any agreement to give any security interest).

“UCC” means the Uniform Commercial Code from time to time in effect in the State of Texas.

All initially capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Credit Agreement.

(b) Construction.

(i) Unless the context of this Agreement clearly requires otherwise, references to the plural includes the singular and to the singular include the plural, the part include the whole, the term “including” is not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and other similar terms in this Agreement refer to this Agreement as a whole and not exclusively to any particular provision of this Agreement. Article, section, subsection, exhibit, and schedule references are to this Agreement unless otherwise specified. All of the exhibits or schedules attached to this Agreement shall be deemed incorporated herein by reference. Any reference to any of the following documents includes any and all alterations, amendments, extensions, modifications, renewals, or supplements thereto or thereof, as applicable: this Agreement, the Credit Agreement, and any of the other Loan Documents.

(ii) Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Secured Party or Pledgor, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by both of the parties and their respective counsel and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto.

(iii) In the event of any direct conflict between the express terms and provisions of this Agreement and of the Credit Agreement, the terms and provisions of the Credit Agreement shall control.

2. Pledge. As security for the prompt payment and performance of the Obligations in full when due, whether at stated maturity, by acceleration or otherwise (including amounts that would become due but for the operation of the automatic stay under § 362(a) of the Bankruptcy Code), Pledgor hereby pledges, grants, transfers, and assigns to Secured Party a Security Interest in all of Pledgor’s right, title, and interest in and to the Collateral.

3. Delivery and Registration of Collateral.

(a) All certificates or instruments representing or evidencing the Collateral shall be promptly delivered by Pledgor to Secured Party or Secured Party’s designee pursuant hereto at a location designated by Secured Party and shall be held by or on behalf of Secured Party pursuant hereto, and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Secured Party.

(b) After the occurrence and during the continuance of an Event of Default, Secured Party shall have the right, at any time in its discretion and without notice to Pledgor, to transfer to or to register on the books of Issuer (or of any other Person maintaining records with respect to the Collateral) in the name of Secured Party or any of its nominees any or all of the Collateral. In addition, Secured Party shall have the right at any time to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations.

(c) If, at any time and from time to time, any Collateral (including any certificate or instrument representing or evidencing any Collateral) is in the possession of a Person other than Secured Party, Secured Party’s designee pursuant hereto or Pledgor (a “Holder”), then Pledgor shall immediately, at Secured Party’s option, either cause such Collateral to be delivered into Secured Party’s possession, or execute and deliver to such Holder a written notification/ instruction, and take all other steps necessary to perfect the Security Interest of Secured Party in such Collateral, including obtaining from such Holder a written acknowledgment that such Holder holds such Collateral for Secured Party, all pursuant to the applicable laws governing the perfection of Secured Party’s Security Interest in the Collateral in the possession of such Holder. Each such notification/instruction and acknowledgment shall be in form and substance satisfactory to Secured Party.

(d) Subject to the provisions in Section 4 hereof, any and all Collateral (including dividends, interest, and other cash distributions) at any time received or held by Pledgor shall be so received or held in trust for Secured Party, shall be segregated from other funds and property of Pledgor and shall be forthwith delivered to Secured Party in the same form as so received or held, with any necessary endorsements.

(e) If at any time and from time to time any Collateral consists of an uncertificated security or a security in book entry form, then Pledgor shall immediately cause such Collateral to be registered or entered, as the case may be, in the name of Secured Party, or otherwise cause Secured Party’s Security Interest thereon to be perfected in accordance with applicable law.

4. Voting Rights and Dividends.

(a) So long as no Event of Default shall have occurred and be continuing, Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of the Credit Agreement and shall be entitled to receive and retain any cash dividends or distributions paid in respect of the Collateral as may be permitted under the Credit Agreement.

(b) Upon the occurrence and during the continuance of an Event of Default, all rights of Pledgor to exercise the voting and other consensual rights or receive and retain cash dividends or distributions which it would otherwise be entitled to exercise or receive and retain, as applicable pursuant to Section 4(a) shall cease, and all such rights shall thereupon become vested in Secured Party, who shall thereupon have the sole right to exercise such voting or other consensual rights and to receive and retain such cash dividends and distributions. Pledgor shall execute and deliver (or cause to be executed and delivered) to Secured Party all such proxies and other instruments as Secured Party may request for the purpose of enabling Secured Party to exercise the voting and other rights which it is entitled to exercise pursuant to this subsection (b).

5. Representations and Warranties. In addition to the representations of Pledgor in the Credit Agreement, Pledgor represents, warrants, and covenants as follows:

(a) Pledgor has taken all steps it deems necessary or appropriate to be informed on a continuing basis of changes or potential changes affecting the Collateral (including rights of conversion and exchange, rights to subscribe, payment of dividends, reorganizations or recapitalization, tender offers and voting rights), and Pledgor agrees that Secured Party shall have no responsibility or liability for informing Pledgor of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto;

(b) All information herein or hereafter supplied to Secured Party by or on behalf of Pledgor in writing with respect to the Collateral is, or in the case of information hereafter supplied will be, accurate and complete in all material respects;

(c) Except as pledged, granted, transferred and assigned hereunder, Pledgor is and will be the sole legal and beneficial owner of the Collateral (including the Pledged Shares and all other Collateral acquired by Pledgor after the date hereof) free and clear of any adverse claim, Security Interest, or other right, title, or interest of any party;

(d) This Agreement, and the delivery to Secured Party of the Pledged Shares representing Collateral (or the delivery to all Holders of the Pledged Shares representing Collateral of the notification/instruction referred to in Section 3 of this Agreement), creates a valid, perfected, and first priority Security Interest in one hundred percent (100%) of the Pledged Shares in favor of Secured Party securing payment of the Obligations, and all actions necessary to achieve such perfection have been duly taken;

(e) Schedule A to this Agreement is true and correct and complete in all material respects; without limiting the generality of the foregoing: (i) All the Pledged Shares are in certificated form, and, except to the extent registered in the name of Secured Party or its nominee pursuant to the provisions of this Agreement, are registered in the name of Pledgor; and (ii) the Pledged Shares constitute at least the percentage of all the fully diluted issued and outstanding shares of stock of each Issuer as set forth in the first recital of this Agreement;

(f) There are no presently existing Future Rights or Proceeds owned by Pledgor;

(g) The Pledged Shares have been duly authorized and validly issued and are fully paid and nonassessable; and

(h) Neither the pledge of the Collateral pursuant to this Agreement nor the extensions of credit represented by the Obligations violates Regulation T, U or X of the Board of Governors of the Federal Reserve System.

6. Further Assurances.

(a) Pledgor agrees that from time to time, at the expense of Pledgor, Pledgor will promptly execute and deliver all further instruments and documents, and take all further action that may be necessary or desirable, or that Secured Party may request, in order to perfect and protect any Security Interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Pledgor will: (i) at the request of Secured Party, mark conspicuously each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to Secured Party, indicating that such Collateral is subject to the Security Interest granted hereby; (ii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Secured Party may request, in order to perfect and preserve the Security Interests granted or purported to be granted hereby; (iii) as more fully set forth in the Credit Agreement, allow inspection of the Collateral by Secured Party or Persons designated by Secured Party; and (iv) appear in and defend any action or proceeding that may affect Pledgor’s title to or Secured Party’s Security Interest in the Collateral.

(b) Pledgor hereby authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of Pledgor where permitted by law and in any form or medium provided by law. A carbon, photographic, or other reproduction of this Agreement, and amendment thereto or any financing statement (whether original or amendment) covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

(c) Pledgor will furnish to Secured Party, upon the request of Secured Party: (1) a certificate executed by an authorized officer of Pledgor, and dated as of the date of delivery to Secured Party, itemizing in such detail as Secured Party may request, the Collateral which, as of the date of such certificate, has been delivered to Secured Party by Pledgor pursuant to the provisions of this Agreement; and (ii) such statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party may request.

7. Covenants of Pledgor. Pledgor shall:

(a) Perform each and every covenant hereunder and in the Credit Agreement;

(b) At all times keep at least one complete set of its records concerning substantially all of the Collateral at its chief executive office at 405 N. Marienfeld, Suite 200, Midland, Texas 79701, and not change the location of its chief executive office or such records without giving Secured Party at least thirty (30) days prior written notice thereof;

(c) To the extent it may lawfully do so, use its best efforts to prevent any Issuer from issuing Future Rights or Proceeds; and

(d) Upon receipt by Pledgor of any material notice, report, or other communication from any Issuer or any Holder relating to all or any part of the Collateral, deliver such notice, report or other communication to Secured Party as soon as possible, but in no event later than five (5) Business Days following the receipt thereof by Pledgor.

8. Secured Party as Pledgor’s Attorney-in-Fact.

(a) Pledgor hereby irrevocably appoints Secured Party as Pledgor’s attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor, Secured Party or otherwise, from time to time at Secured Party’s discretion, to take any action and to execute any instrument that Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including: (i) after the occurrence and during the continuance of an Event of Default, to receive, endorse, and collect all instruments made payable to Pledgor representing any dividend, interest payment or other distribution in respect of the Collateral or any part thereof to the extent permitted hereunder and to give full discharge for the same and to execute and file governmental notifications and reporting forms; (ii) to issue any notifications/instructions Secured Party deems necessary pursuant to Section 3 of this Agreement; or (iii) after the occurrence and during the continuance of an Event of Default and subject to Section 3(b) hereinabove, to arrange for the transfer of the Collateral on the books of Pledgor or any other Person to the name of Secured Party or to the name of Secured Party’s nominee.

(b) In addition to the designation of Secured Party as Pledgor’s attorney-in-fact in subsection (a), Pledgor hereby irrevocably appoints Secured Party as Pledgor’s agent and attorney-in-fact to make, execute and deliver any and all documents and writings which may be necessary or appropriate for approval of, or be required by, any regulatory authority located in any city, county, state or country where Pledgor or Borrower engages in business, in order to transfer or to more effectively transfer any of the Pledged Shares or otherwise enforce Secured Party’s rights hereunder.

9. Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default:

(a) The Secured Party may exercise, in addition to all other rights and remedies granted in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing and to the extent permitted by applicable law, the Secured Party, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Pledgor, any Borrower or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker’s board or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Pledgor, which right or equity is hereby waived or released. The Secured Party shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Party hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Secured Party may elect, and only after such application and after the payment by the Secured Party of any other amount required by any provision of law, including, without limitation, Section 9.610 of the UCC, need the Secured Party account for the surplus, if any, to the Pledgor. To the extent permitted by applicable law, the Pledgor waives all claims, damages and demands it may acquire against the Secured Party arising out of the exercise by the Secured Party of any of its rights hereunder except to the extent any thereof arise solely from the willful misconduct of the Secured Party. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

(b) The Pledgor recognizes that the Secured Party may be unable to effect a public sale of any or all the Interests, by reason of certain prohibitions contained in the Securities Act of 1933, as now in effect or as hereafter amended, or any similar statute hereafter adopted with similar purpose or effect (the “Securities Act”) and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the Secured Party than if such sale were a public sale and agrees that such circumstances shall not, in and of themselves, result in a determination that such sale was not made in a commercially reasonable manner. The Secured Party shall be under no obligation to delay a sale of any of the Interests for the period of time necessary to permit any Issuer to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if any Issuer would agree to do so.

(c) The Pledgor further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make any sale or sales of all or any portion of the Interests pursuant to this Section valid and binding and in compliance with the formation and governance documents of each Issuer and any other applicable law, treaty, rule, or regulation or other determination of any court, board, commission, agency or instrumentality of the federal or state government or of any municipality or any agency or other political subdivision. The Pledgor further agrees that a continuing breach of any of the covenants contained in this Section will cause irreparable injury to the Secured Party, that the Secured Party has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred.

10. Secured Party: Duties: Standard of Care. The powers conferred on Secured Party hereunder are solely to protect its interests in the Collateral and shall not impose on it any duty to exercise such powers.

11. Choice of Law; Consent to Jurisdiction; Waiver of Jury Trial.

(a) THE VALIDITY OF THIS AGREEMENT, ITS CONSTRUCTION, INTERPRETATION AND ENFORCEMENT, AND THE RIGHTS OF THE PARTIES HERETO, SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS.

(b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF HARRIS, STATE OF TEXAS OR, AT THE SOLE OPTION OF SECURED PARTY, IN ANY OTHER COURT IN WHICH SECURED PARTY SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. PLEDGOR WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 11.

(c) WAIVER OF RIGHTS TO JURY TRIAL. THE PLEDGOR AND SECURED PARTY HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, IRREVOCABLY, AND UNCONDITIONALLY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, COUNTERCLAIM, OR OTHER LITIGATION THAT RELATES TO OR ARISES OUT OF ANY OF THIS AGREEMENT OR THE ACTS OR OMISSIONS OF SECURED PARTY IN THE ENFORCEMENT OF ANY OF THE TERMS OR PROVISIONS OF THIS AGREEMENT LOAN DOCUMENT OR OTHERWISE WITH RESPECT THERETO. THE PROVISIONS OF THIS SECTION ARE A MATERIAL INDUCEMENT FOR SECURED PARTY ENTERING INTO THIS AGREEMENT.

12. Amendments: etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of Secured Party to exercise, and no delay in exercising any right under this Agreement, the Credit Agreement, or otherwise with respect to any of the Obligations, shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Agreement, the Credit Agreement, or otherwise with respect to any of the Obligations preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided in this Agreement or otherwise with respect to any of the Obligations are cumulative and not exclusive of any remedies provided by law.

13. Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be given in accordance with the terms of Section 8.3 of the Credit Agreement.

14. Continuing Security Interest. This Agreement shall create a continuing Security Interest in the Collateral and shall: (i) remain in full force and effect until the indefeasible payment in full of the Obligations, and the full and final termination of any commitment to extend any financial accommodations under the Credit Agreement; (ii) be binding upon Pledgor, its successors and assigns; and (iii) inure to the benefit of Secured Party and its successors, transferees, and assigns. Upon the indefeasible payment in full of the Obligations, and the full and final termination of any commitment to extend any financial accommodations under the Credit Agreement, the Security Interests granted hereby shall automatically terminate and all rights to the Collateral shall revert to Pledgor. Upon any such termination, Secured Party will, at Pledgor’s expense, execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination and will return to Pledgor all certificates or instruments representing or evidencing the Collateral, then in the Secured Party’s possession. Such documents shall be prepared by Pledgor and shall be in form and substance satisfactory to Secured Party.

15. Security Interest Absolute. To the maximum extent permitted by law, all rights of Secured Party and Security Interests hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

(a) any lack of validity or enforceability of any of the Obligations or any other agreement or instrument relating thereto, including the Credit Agreement or any of the other Loan Documents; or

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement or any of the other Loan Documents, or any other agreement or instrument relating thereto; or

(c) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty for all or any of the Obligations.

To the maximum extent permitted by law, Pledgor hereby waives any right to require Secured Party to pursue any other remedy in Secured Party’s power whatsoever.

16. Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement or be given any substantive effect.

17. Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

18. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same Agreement.

19. Waiver of Marshaling. Pledgor and Secured Party acknowledge and agree that in exercising any rights under or with respect to the Collateral: (i) Secured Party is under no obligation to marshal any collateral pledged to it; (ii) may, in its absolute discretion, realize upon such Collateral in any order and in any manner it so elects; and (iii) may, in its absolute discretion, apply the proceeds of any or all of such Collateral to the obligations secured by the Collateral in any order and in any manner it so elects.

[Signature Page Follows]

IN WITNESS WHEREOF, Pledgor and Secured Party have caused this Agreement to be duly executed and delivered by their officers thereunto duly authorized as of the date first above written.

PLEDGOR:

UNITED HERITAGE CORPORATION

By:	/s/ C. Scott Wilson,
C. Scott Wilson,
Chief Executive Officer and President

SECURED PARTY:

STERLING BANK

By:	/s/ Daniel G. Steele,
Daniel G. Steele,
Senior Vice President

Signature Page to Stock Pledge Agreement

SCHEDULE A

TO

STOCK PLEDGE AGREEMENT

Pledged Shares

Issuer	Number of Shares	Class	Certificate Number(s)	Former Name, if any, in which Certificate Issued	Pledgor’s Percentage Ownership	Jurisdiction of Incorporation

UHC New Mexico Corporation	1000	Common	3	None	100%	New Mexico